Exhibit 99.2

O-I Second Quarter 2014 Earnings Presentation July 30, 2014

Safe Harbor Comments Regulation G The information presented above regarding adjusted net earnings relates to net earnings from continuing operations attributable to the Company exclusive of items management considers not representative of ongoing operations and does not conform to U.S. generally accepted accounting principles (GAAP). It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of results of ongoing operations. Further, the information presented above regarding free cash flow does not conform to GAAP. Management defines free cash flow as cash provided by continuing operating activities less capital spending (both as determined in accordance with GAAP) and has included this non-GAAP information to assist in understanding the comparability of cash flows. Management uses non-GAAP information principally for internal reporting, forecasting, budgeting and calculating compensation payments. Management believes that the non-GAAP presentation allows the board of directors, management, investors and analysts to better understand the Company’s financial performance in relationship to core operating results and the business outlook. Forward Looking Statements This document contains "forward looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Forward looking statements reflect the Company's current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) foreign currency fluctuations relative to the U.S. dollar, specifically the Euro, Brazilian Real and Australian Dollar, (2) changes in capital availability or cost, including interest rate fluctuations and the ability of the Company to refinance debt at favorable terms, (3) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to economic and social conditions, disruptions in capital markets, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, and changes in tax rates and laws, (4) consumer preferences for alternative forms of packaging, (5) cost and availability of raw materials, labor, energy and transportation, (6) the Company’s ability to manage its cost structure, including its success in implementing restructuring plans and achieving cost savings, (7) consolidation among competitors and customers, (8) the ability of the Company to acquire businesses and expand plants, integrate operations of acquired businesses and achieve expected synergies, (9) unanticipated expenditures with respect to environmental, safety and health laws, (10) the Company’s ability to further develop its sales, marketing and product development capabilities, and (11) the timing and occurrence of events which are beyond the control of the Company, including any expropriation of the Company’s operations, floods and other natural disasters, events related to asbestos-related claims, and the other risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and any subsequently filed Annual Report on Form 10-K or Quarterly Report on Form 10 Q. It is not possible to foresee or identify all such factors. Any forward looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company's results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward looking statements contained in this document. Presentation Note Unless otherwise noted, the information presented in this presentation reflects continuing operations only. 1

Second Quarter 2014 Summary 2 Adjusted EPS of $0.80 Similar to prior year Shipments down 1% Ex China (retrenchment), volume +1% South America margins up more than 500 basis points Brazil volume up double digits Andean countries’ volumes begin to recover Europe operating profit similar to prior year Higher sales volume offset by lower production volume North America results dampened by higher supply chain costs and less favorable sales mix

Regional Financial Performance Europe and North America 3 Shipments up 2% Strong beer, wine and food Softness in spirits Lower price in line with deflation Lower production volume due to engineering work and furnace rebuilds North America ($ Millions) 2Q 2014 2Q 2013 Net Sales - Currency neutral1 $790 $752 $746 Segment Operating Profit $109 $111 Segment Operating Profit Margin 13.8% 14.9% ($ Millions) 2Q 2014 2Q 2013 Net Sales - Currency neutral1 $541 $544 $527 Segment Operating Profit $83 $93 Segment Operating Profit Margin 15.3% 17.6% Europe Sales volume up 1% Gains in beer and non-alcoholic beverages Higher supply chain costs Less favorable sales mix 1 Using 2013 currency exchange rates

Regional Financial Performance South America and Asia Pacific 4 Shipments in tonnes up 8%(2) Brazil shipments up double digits Andean demand up low-single digits Less production downtime from furnace rebuilds Asia Pacific ($ Millions) 2Q 2014 2Q 2013 Net Sales - Currency neutral1 $274 $289 $269 Segment Operating Profit $53 $37 Segment Operating Profit Margin 19.3% 13.8% ($ Millions) 2Q 2014 2Q 2013 Net Sales - Currency neutral1 $184 $189 $231 Segment Operating Profit $17 $26 Segment Operating Profit Margin 9.2% 11.3% South America Sales and production volume decline approximately 25% China down due to plant closures Australia significantly down on softness in beer and wine markets Contractual delays in passing through inflation 1 Using 2013 currency exchange rates 2 Shipments for glass containers only, excludes flat glass and tableware

2Q14 Segment Sales and Operating Profit

O-I: GLASS IS LIFE

Segment Sales ($ Millions)	
2Q13	$1,773
Price	25
Sales volume	(24)
Currency	15
Total reconciling	16
2Q14	$1,789

- Price up ~1%, driven by Americas
- Shipments down 1%
  - Planned China plant shutdowns
  - Beer up in EU, NA and SA
- FX tailwind
  - Euro partially offset by Brazilian real and Australian dollar

Note: reportable segment sales exclude the Company's global equipment business.

Segment Operating Profit ($ Millions)	
2Q13	$267
Price	25
Sales volume	3
Operating costs	(39)
Currency	6
Total reconciling	(5)
2Q14	$262

- Sales volume impact on profit:
  - Gains in EU and SA more than offset low margin declines in China
- Operating costs:
  - Inflation of $26M
  - Higher NA supply chain costs
  - Lower production in Europe
  - Structural cost savings

5

2Q14 Adjusted EPS Bridge 6 Adjusted Earnings Per Share 2Q13 $0.81 Segment operating profit (0.02) Retained corp. costs 0.02 Net interest expense ─ Non-controlling interests ─ Effective tax rate (0.01) Total reconciling (0.01) 2Q14 $0.80 Improvement in corporate costs Largely driven by lower pension expense Higher tax rate due to timing

3Q14 Business Outlook 7 3Q14 vs. 3Q13 Comments Operational Europe Sales volume modestly positive Asset optimization yields continuing benefits Higher production volume North America Sales volume flat Production volume lower than prior year South America Volume up mid-single digits, driven by Andean countries Benefit from non-repeat of one-off events in prior year Asia Pacific Double digit volume decline: China and Australia Improvements from structural cost savings and inflation recovery Non-Operational Corporate and Other Costs R&D/marketing investments partially offset by pension Net interest expense similar to prior year Net Income Adjusted Earnings Up ~10%

Initial 2014 adjusted EPS range Factors impacting range Higher supply chain costs in North America Strong performance in South America New 2014 adjusted EPS range Update on 2014 Guidance 8 Free Cash Flow target remains approximately $350 million Adjusted EPS range narrowed to $2.85 - $3.05 $3.20 $2.80 $3.05 $2.85

Executing on Management Priorities Execute ongoing European asset optimization program Capture emerging market growth Commercialize product innovation (e.g., black glass, Helix®) Strategic Financial Exercise disciplined price – volume management Manage volatility of the business Reduce structural costs Operational 9

Appendix 10

Price, Volume and Currency Impact on Reportable Segment Sales 11 1 Sales negatively impacted by shut down of non-strategic flat glass business in 4Q13 2 Reportable segment sales exclude the Company’s global equipment business $ Millions Europe North America South America 1 Asia Pacific Total 2 2Q13 Segment Sales $746 $527 $269 $231 $1,773 Price (10) 17 15 3 25 Volume 16 - 5 (45) (24) Currency 38 (3) (15) (5) 15 Total reconciling 44 14 5 (47) 16 2Q14 Segment Sales $790 $541 $274 $184 $1,789

Reconciliation to Adjusted Earnings 12 $ Millions The reconciliation below describes the items that management considers not representative of ongoing operations. Unaudited 2014 2013 2014 2013 134 $ 135 $ 236 $ 214 $ Restructuring, asset impairment and related charges - 10 Charges for note repurchase premiums and write-off of finance fees - 11 Items impacting income tax: Net benefit for income tax on items above - (1) Total adjusting items - - - 20 Adjusted earnings 134 $ 135 $ 236 $ 234 $ 166,258 165,731 166,212 165,617 Earnings per share from continuing operations (diluted) 0.80 $ 0.81 $ 1.42 $ 1.29 $ Adjusted earnings per share 0.80 $ 0.81 $ 1.42 $ 1.41 $ Items impacting other expense, net: Items impacting interest expense: Diluted average shares (thousands) Six months ended June 30 Earnings from continuing operations attributable to the Company Three months ended June 30